Exhibit 99.1

INCONTACT REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Software Segment Revenue Up 55% to Record $7.0 Million

48 New Contracts Signed During the Second Quarter

Salt Lake City – August 6, 2009 – inContact, Inc. (NASDAQ: SAAS), the market leader in on-demand contact center software and agent optimization tools, today reported financial results for the second quarter ended June 30, 2009.

SECOND QUARTER FINANCIAL RESULTS

Revenue

Software segment revenue for the three months ended June 30, 2009 was $7.0 million, an increase of 55% from $4.5 million for the same period in 2008. Software segment revenue includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees.

Consolidated revenue for the three months ended June 30, 2009 was $21.4 million, an increase of 11% from $19.3 million for the same period in 2008. This reflects an increase of $2.5 million in Software segment revenue, which was partially offset by a decrease of $330,000 in Telecom segment revenue that is largely related to expected attrition in the legacy component of this segment.

EBITDAS

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) for the second quarter improved $2.1 million to a positive $804,000 from a negative EBITDAS of $1.3 million for the second quarter of 2008. Second quarter EBITDAS was impacted by a non-cash charge of $140,000 related to the change in fair value of certain warrants. After removing this non-cash expense, second quarter EBITDAS would have been a positive $944,000. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the second quarter was $998,000, or $0.03 per share, as compared to a net loss of $3.2 million or $0.10 per share for the same period in 2008. The second quarter net loss is attributable, in part, to $1.7 million of non-cash expenses, which included $1.2 million of depreciation and amortization, $422,000 of stock-based compensation, and $140,000 for the change in the fair value of certain warrants.

Reclassifications

Beginning in the second quarter of 2009, we have reclassified certain items in our Consolidated Statements of Operations to conform to Software-as-a-Service industry financial reporting practices. This is the third consecutive quarter that the gross margin in our Software segment is larger than the gross margin in our Telecom segment. As such, it is appropriate that we now present our results of operations similar to other software companies. This new presentation increases the transparency and comparability of our results of operations to other Software-as-a-Service companies. Amounts for previous periods have been reclassified to conform to the current presentation. This new presentation has no impact on consolidated revenue, income (loss) from operations, or EBITDAS. For a description of these changes, see “Reclassifications” below.

Gross Profit and Gross Margin

Consolidated gross profit increased $2.1 million dollars in the second quarter compared to the same period in 2008. Because we were able to leverage and manage indirect costs, we drove a $2.1 million improvement in EBITDAS. This significant increase in EBITDAS illustrates the potential of our business model.

Consolidated gross margin percentage increased to 39% in the second quarter compared to 32% for the same period in 2008. The 7% improvement in gross margin percentage is attributable to our continuing increase of higher margin Software segment revenue as a result of increased sales of our inContact software.

HIGHLIGHTS SINCE MARCH 31, 2009

•	Signed 48 new Software contracts during the quarter, 28 of which were with new companies, while 20 represent an expansion of business within existing customers.

•

Established a new revolving line of credit with Zions First National Bank, replacing the previous credit line. Zions has agreed to loan up to $8.5 million at a lower interest rate than the previous line. We also received a commitment of $1 million for capital equipment financing from Zions Credit Corporation.

•	inContact was added to the Russell 2000 stock index.

•	Added three new customers in the Fortune 500, bringing the total to 19.

•

Released Phase 3 of our next generation inContact platform. The new product release includes a number of new features, including updates to the following: ECHO surveys, email, voice routing and reporting.

•

inContact was awarded the Best Technology Innovation award in the ContactCenterWorld.com North/South American 2009 Top Performers Awards and the Communications Solutions Product of the Year Award from Technology Marketing Corporation.

“I am extremely pleased to once again report another strong quarter of progress and performance for inContact, as demonstrated by our 55% increase in Software segment revenue and the significant improvement in EBITDAS,” said Paul Jarman, CEO of inContact, Inc. “Our outlook going forward remains very positive. We continue to increase efficiencies in our sales and marketing efforts as evidenced by the signing of 48 new contracts for the quarter. We have essentially completed our transition to a Software-as-a-Service company with the reclassification of certain items in our Consolidated Statements of Operations to conform to Software-as-a-Service industry financial reporting practices. To put it simply, our model is working and we are confident that the progress we’ve achieved during the past several quarters will continue going forward.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our second quarter 2009 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-800-862-9098

International: +1-785-424-1051

Conference ID#: 7INCONTACT

An audio file of the call will be available after August 7, 2009 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until August 13, 2009.

Toll-free replay number: 1-800-283-7928

International replay number: +1-402-220-0866

(No replay pass code required)

RECLASSIFICATIONS

Beginning in the second quarter of 2009, we have reclassified certain items in our Consolidated Statements of Operations to conform to Software-as-a-Service industry financial reporting practices. This is the third consecutive quarter that the gross margin in our Software segment is larger than the gross margin in our Telecom segment. As such, it is appropriate that we now present our results of operations similar to other software companies. This new presentation increases the transparency and comparability of our results of operations to other Software-as-a-Service companies.

First, we are now presenting Software and Telecom revenue and their related costs of revenue separately in our Consolidated Statements of Operations. Second, consistent with software industry reporting practices, customer service and professional service costs are now classified in the respective Software or Telecom “costs of revenue” line. Previously these costs were classified as “General and administrative” expenses. Finally, “Depreciation and amortization”, which was previously reported separately, is now allocated to the appropriate cost and expense lines.

The impact these reclassifications have, in comparison to the way we reported previously, are as follows: costs of revenue are higher (thereby reducing gross margin), general and administrative expenses are lower and depreciation and amortization expense is no longer presented as its own line item. This new reporting format has no impact on consolidated revenue, income (loss) from operations, or EBITDAS. Amounts for previous periods have been reclassified to conform to the current presentation.

These changes are also reflected in our segment reporting. In addition, we’ve adjusted the manner in which we allocate indirect expenses. Indirect expenses were previously allocated to the Software and Telecom segments as a percentage of each segment’s revenue. Based in part on the level of resources applied to, and the growth of, the Software segment, these indirect expenses are now allocated to the Software and Telecom segments as a percentage of each segment’s direct expenses. Applying this allocation method results in a smaller allocation of indirect expenses to the Telecom segment, and a larger allocation of indirect expenses to the Software segment. This new reporting format has no impact on segment revenues.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,369	$4,096
Restricted cash	80	—
Auction rate preferred securities	—	50
Accounts and other receivables, net of allowance for uncollectible accounts of $1,736 and $1,871, respectively	8,501	8,176
Other current assets	1,369	1,065

Total current assets	14,319	13,387

Restricted cash	165	—
Property and equipment, net	9,095	8,369
Intangible assets, net	2,844	3,484
Goodwill	3,217	2,858
Auction rate preferred securities	100	175
Other assets	468	474

Total assets	$30,208	$28,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,439	$1,246
Trade accounts payable	6,798	7,039
Accrued liabilities	2,549	2,291
Accrued commissions	1,211	1,158
Deferred revenue	1,384	939

Total current liabilities	13,381	12,673

Long-term debt and capital lease obligations	7,693	5,756
Other long-term liabilities and deferred revenue	1,184	827

Total liabilities	22,258	19,256

Total stockholders’ equity	7,950	9,491

Total liabilities and stockholders’ equity	$30,208	$28,747

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenue:
Software	$7,005	$4,533	$13,832	$8,903
Telecom	14,422	14,752	28,598	30,263

Total revenue	21,427	19,285	42,430	39,166

Costs of revenue:
Software	2,385	2,266	4,556	4,407
Telecom	10,744	10,814	21,380	21,789

Total costs of revenue	13,129	13,080	25,936	26,196

Gross profit	8,298	6,205	16,494	12,970

Operating expenses:
Selling and marketing	4,137	4,511	8,525	8,956
Research and development	1,087	1,195	2,149	2,279
General and administrative	3,723	3,544	7,736	7,472

Total operating expenses	8,947	9,250	18,410	18,707

Loss from operations	(649)	(3,045)	(1,916)	(5,737)

Other income (expense):
Interest income	1	11	1	31
Interest expense	(196)	(113)	(383)	(168)
Change in fair value of warrants (Note 5)	(140)	—	(376)	—

Total other expense	(335)	(102)	(758)	(137)

Loss before income taxes	(984)	(3,147)	(2,674)	(5,874)

Income tax expense	14	3	27	6

Net loss	$(998)	$(3,150)	$(2,701)	$(5,880)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.10)	$(0.09)	$(0.19)

Weighted average common shares outstanding:
Basic and diluted	31,163	31,039	31,117	31,033

Segment Reporting

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect”. Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three and six-months ended June 30, 2009 and 2008 were as follows (in thousands):

	Three months ended June 30, 2009			Three months ended June 30, 2008
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$7,005	$14,422	$21,427	$4,533	$14,752	$19,285
Costs of revenue	2,385	10,744	13,129	2,266	10,814	13,080

Gross profit	4,620	3,678	8,298	2,267	3,938	6,205
Gross margin	66%	26%	39%	50%	27%	32%

Operating expenses:
Direct selling and marketing	2,568	1,370	3,938	2,752	1,534	4,286
Direct research and development	942	—	942	1,078	—	1,078
Indirect	2,568	1,499	4,067	2,383	1,503	3,886

Income (loss) from operations	$(1,458)	$809	$(649)	$(3,946)	$901	$(3,045)

	Six months ended June 30, 2009			Six months ended June 30, 2008
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$13,832	$28,598	$42,430	$8,903	$30,263	$39,166
Costs of revenue	4,556	21,380	25,936	4,407	21,789	26,196

Gross profit	9,276	7,218	16,494	4,496	8,474	12,970
Gross margin	67%	25%	39%	50%	28%	33%

Operating expenses:
Direct selling and marketing	5,230	2,874	8,104	5,436	3,044	8,480
Direct research and development	1,872	—	1,872	2,036	—	2,036
Indirect	5,305	3,129	8,434	5,018	3,173	8,191

Income (loss) from operations	$(3,131)	$1,215	$(1,916)	$(7,994)	$2,257	$(5,737)

Reconciliation of Non-GAAP Measures:

“EBITDAS,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, and Stock-Based Compensation, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDAS is provided for the use of the reader in understanding our operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDAS in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net loss	$(998)	$(3,150)	$(2,701)	$(5,880)

Depreciation and amortization	1,171	1,440	2,428	2,892
Stock-based compensation	422	307	810	685
Interest expense, net	195	102	382	137
Income tax expense	14	3	27	6

EBITDAS	$804	$(1,298)	$946	$(2,160)

inContact Contact:	Investor Contact:
Heather Hurst	Neal Feagans
Communications Director	Feagans Consulting, Inc.
801-320-3591	303-449-1184
heather.hurst@inContact.com

inContact® is the registered trademark of inContact, Inc.